UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  November 4, 2005

ICON HEALTH & FITNESS INC.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  333-93711

DELAWARE	87-0531206
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1500 South 1000 West
Logan, UT, 84321
(Address and zip code of principal executive offices)

(435) 750-5000
(Registrant's telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ICON Health & Fitness, Inc. (“ICON”) announced on November 1, 2005 that it has replaced its existing $275 million credit agreement with a new $290 million credit agreement (the "New Credit Agreement"). The New Credit Agreement provides for a five-year revolving line of credit of up to $250 million, including issuances of letters of credit, from time to time, and a five-year junior term loan of $40 million. The New Credit Agreement contains various affirmative and negative covenants customary in an agreement of this type. At closing, the proceeds were used to refinance outstanding indebtedness under the previous credit agreement. In the future, it is anticipated that funds borrowed under the credit agreement will be used for general corporate purposes including working capital, capital expenditures, debt repayment or other corporate development activities.

Bank of America, N.A. serves as administrative agent, issuing lender and cash management bank for the credit agreement and Banc of America Securities LLC as lead arranger and book runner. Back Bay Capital Funding LLC serves as administrative agent for the junior term loan credit agreement

Item 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

See Item 1.01

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1	Press Release of ICON Health & Fitness, Inc. dated November 1, 2005.

99.2	Revolving Credit Agreement

99.3	Junior Term Loan Credit Agreement

SIGNATURE

ICON HEALTH & FITNESS, INC.

By: /s/ S. Fred Beck

Name: S. Fred Beck
Title: Chief Financial Officer
Date: November 4, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of ICON Health & Fitness, Inc. dated November 1, 2005

99.2	Revolving Credit Agreement

99.3	Junior Term Loan Credit Agreement

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